Exhibit 99.1

Eastside Distilling Reports First Quarter 2022 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, May 16, 2022 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, reported first quarter 2022 financial results for the period ended March 31, 2022.

First Quarter 2022 Highlights:

●	Raised $2.0 million in incremental working capital financing during the quarter and $1.2 million subsequent to quarter-end; the proceeds will primarily be used to fund the 3-year strategic growth initiatives

●	Improved spirits gross profit over $0.8 million for the quarter, partially offset by weak first quarter sales of Azuñia

●	Continued reduction in operating costs of $0.3 million from prior year first quarter

●	Paid down $0.9 million under the Live Oak Debt Facility

“We made tangible progress on multiple fronts in Q1 with key investments in both Craft C+B and our spirits business,” said Geoffrey Gwin, Eastside’s CEO. “We expect to build on these results as we progress through the year.”

Financial Results

Gross sales for the three months ending March 31, 2022 increased to $3.8 million from $3.2 million for the three months ending March 31, 2021 with record realized prices from bulk wholesale activities, offset by Craft C+B sales. Sales of spirits during the quarter benefitted from the bulk sale of 798 barrels of 95% rye whiskey ranging in age from three-year-old to eight-year-old for gross proceeds of $1.5 million. This was partially offset by lower Azuñia volume resulting from cycling deep discounting to chains in the prior year. Portland Potato Vodka was soft as velocity per store declined, however, the impact to revenue almost entirely offset by a Q4 2021 price increase. A number of trends affected sales at Craft C+B including the relocation of the business, insourcing by customers and increased competition.

Gross profit for the three months ending March 31, 2022 increased to $0.9 million from $0.5 million for the three months ending March 31, 2021. Gross margin increased to 25% for the three months ending March 31, 2022 from 17% for the three months ending March 31, 2021 primarily due to an improvement in Spirits margins, offset by lower margins for Craft C+B. Spirits margins increased due to high realized prices of wholesale whiskey and carryforward from Q4 2021 price increases. Craft C+B margins were lower due to reduced sales and higher expenses as the Company transitioned to its new printing operation and higher supply chain costs.

The Company continued to make improvements in lowering operating expenses, which declined for the three months ending March 31, 2022 to $2.6 million from $2.8 million for the three months ending March 31, 2021. This reduction was due to lower compensation and marketing spend.

Net loss for the three months ending March 31, 2022 was $(2.0) million and for the three months ending March 31, 2021 net income including discontinued operations was $3.7 million. The Company accounted for the Redneck Riviera License Termination and closing of its retail tasting room as part of discontinued operations in its 2021 Form 10-Q filing. The Company reported adjusted EBITDA of $(1.0) million for the three months ending March 31, 2022 and $(1.4) million for the three months ending March 31, 2021. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the first quarter, the Company delivered 7,527 cases of spirits. Of that total, Portland Potato Vodka represented over 4,300 cases as the brand did not grow distribution outside of Oregon. The Company shipped 2,059 and 1,005 cases of Azuñia and Burnside, respectively. The following table details cases delivered during the three months ending March 31, 2022 and 2021:

9L Cases	2022	2021	Change	%
Azuñia	2,059	2,921	(862)	-30%
Burnside	1,005	1,026	(22)	-2%
Hue-Hue	84	121	(37)	-31%
PPV	4,301	4,669	(368)	-8%
Eastside Brands	68	-	68	N/A
Legacy Brands	11	175	(164)	-94%
	7,527	8,913	(1,385)	-16%

The Company ended the quarter with $3.0 million in borrowings under its Live Oak and FIB credit facilities and reported cash of $2.6 million. During the quarter, the Company paid down $0.9 million of debt on both facilities. During the first quarter of 2022, the Company entered into a loan of $2.0 million plus an additional, conditional $1.0 million to expand the availability of capital for continued growth investments in working capital and to further its three-year strategic plan.

Subsequent to quarter-end, the Company drew the remaining $1.0 million available on the aforementioned loan to fund working capital.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

First Quarter 2022 Conference Call Details

Date and Time: Monday, May 16, 2022 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #1678739. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodka®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent digital can printer and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the audited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended March 31, 2022, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2022 and December 31, 2021

Dollars in thousands, except share and per share

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash	$2,606	$3,276
Trade receivables, net	1,255	1,446
Inventories	6,085	6,510
Prepaid expenses and current assets	5,070	2,873
Total current assets	15,016	14,105
Property and equipment, net	2,151	2,163
Right-of-use assets	3,302	3,211
Intangible assets, net	13,521	13,624
Other assets, net	424	457
Total Assets	$34,414	$33,560

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,367	$1,265
Accrued liabilities	1,037	833
Current portion of secured credit facilities, net of debt issuance costs	4,992	5,725
Note payable, related party, net of debt issuance costs	1,075	-
Current portion of notes payable	744	894
Current portion of lease liabilities	964	781
Total current liabilities	11,179	9,498
Lease liabilities, net of current portion	2,524	2,498
Note payable, related party	92	92
Notes payable, net of current portion	8,018	8,073
Total liabilities	21,813	20,161

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets (continued)

March 31, 2022 and December 31, 2021

Dollars in thousands, except share and per share

	March 31, 2022	December 31, 2021
	(Unaudited)
Stockholders’ equity:
Common stock, $0.0001 par value; 35,000,000 shares authorized; 15,085,824 and 14,791,449 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	1
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 shares issued and outstanding as of both March 31, 2022 and December 31, 2021	-	-
Additional paid-in capital	73,278	72,003
Accumulated deficit	(60,679)	(58,605)
Total stockholders’ equity	12,601	13,399
Total Liabilities and Stockholders’ Equity	$34,414	$33,560

Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 and 2021

Dollars and shares in thousands, except per share

(Unaudited)

	2022	2021
Sales	$3,780	$3,243
Less customer programs and excise taxes	40	95
Net sales	3,740	3,148
Cost of sales	2,793	2,605
Gross profit	947	543
Operating expenses:
Sales and marketing expenses	647	857
General and administrative expenses	1,930	1,924
Loss on disposal of property and equipment	-	61
Total operating expenses	2,577	2,842
Loss from operations	(1,630)	(2,299)
Other income (expense), net
Interest expense	(406)	(126)
Other income	-	2,200
Total other income (expense), net	(406)	2,074
Loss before income taxes	(2,036)	(225)
Provision for income taxes	-	-
Net loss from continuing operations	(2,036)	(225)
Net income from discontinued operations	-	3,933
Net loss	(2,036)	3,708
Preferred stock dividends	(38)	-
Net income (loss) attributable to common shareholders	$(2,074)	$3,708

Eastside Distilling, Inc. and Subsidiaries

For the Three Months Ended March 31, 2022 and 2021

Dollars and shares in thousands, except per share

(Unaudited)

EPS:

	2022	2021
Basic net income (loss) per common share	$(0.14)	$0.33
Diluted net income (loss) per common share	$(0.14)	$0.31
Basic weighted average common shares outstanding	14,901	11,089
Diluted weighted average common shares outstanding	14,901	11,981

Segments:

	2022	2021	2022	2021
	Spirits		Craft C+B
Sales	$2,704	$1,334	$1,076	$1,909
Net sales	2,664	1,239	1,076	1,909
Cost of sales	1,682	1,054	1,111	1,551
Gross profit	982	185	(35)	358
Total operating expenses	1,269	1,695	1,308	1,147
Net income (loss)	(682)	4,113	(1,354)	(405)
EBITDA	$(245)	$4,303	$(1,122)	$(169)

EBITDA Reconciliation:

	2022	2021
Net income (loss)	$(2,036)	$3,708
Add:
Interest expense	406	126
Depreciation and amortization	263	300
EBITDA	(1,367)	4,134
Loss on disposal of property and equipment	-	61
Gain on termination of license agreement	-	(2,850)
Forgiveness of debt - PPP	-	(1,448)
Remeasurement of deferred consideration	-	(750)
Gain on disposal of offsite inventory	-	(1,047)
Severance payments	-	5
One-time professional fees	-	277
Stock compensation	375	235
Adjusted EBITDA	$(992)	$(1,383)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211